                                                                   EXHIBIT 10(a)
                                                                   -------------

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION



     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 16th day of September, 1996, by and between CENTRAL BANCORPORATION, INC.
    ----
("Central"), a Texas corporation, and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

     WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into Central (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Common Stock of Central of the par value of $2.50 per share ("Central Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"),

     NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.  BASIC PLAN OF REORGANIZATION

     (a)  Merger.  Subject to the terms and conditions contained herein a
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wholly-owned subsidiary of Norwest (the "Merger Co.") will be merged by statutory merger with and into Central pursuant to the Merger Agreement, with Central as the surviving corporation, in which merger each share of Central Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for the number of shares of Norwest Common Stock equal to the Norwest Share Amount (as defined below). The "Norwest Share Amount" shall be an amount determined by
(A) dividing 4,700,000 by (B) the sum of (i) the number of shares of Central Common Stock outstanding immediately prior to the Effective Time of the Merger, plus (ii) the number of shares of Central Common Stock issuable pursuant to the exercise of Central Options (as defined below) or other rights to acquire Central Common Stock outstanding immediately prior to the Effective Time of the Merger.

     (b)  Norwest Common Stock Adjustments.  If, between the date hereof and the
          --------------------------------
Effective Time of the Merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification,

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

recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock into which a share of Central Common Stock shall be converted pursuant to subparagraph (a), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Central Common Stock shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of Central Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

     (c)  Fractional Shares.  No fractional shares of Norwest Common Stock and
          -----------------
no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement.

     (d)  Mechanics of Closing Merger.  Subject to the terms and conditions set
          ---------------------------
forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretary of State of the State of Texas within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The "Effective Time of the Merger" shall be 11:59 p.m. Fort Worth, Texas time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Central pursuant to the Merger Agreement.

     The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

     2. REPRESENTATIONS AND WARRANTIES OF CENTRAL. Central represents and warrants to Norwest as follows:

     (a)  Organization and Authority.  Central is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of the State of Texas, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of

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property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Central and the Central Subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Central is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Central has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b)  Central's Subsidiaries.  Schedule 2(b) sets forth a complete and
          ----------------------
correct list of all of Central's subsidiaries as of the date hereof (individually a "Central Subsidiary" and collectively the "Central Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Central. No equity security of any Central Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Central Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to the Texas Business Corporation Act, all of such shares so owned by Central are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Central Subsidiary is a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on
Schedule 2(b), Central does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c)  Capitalization.  The authorized capital stock of Central consists of
          --------------
5,000,000 shares of common stock, $2.50 par value, of which as of the close of business on June 30, 1996, 2,623,377 shares were outstanding and no shares were held in the treasury. As of the date hereof, there are outstanding options (each, a "Central Option") to purchase an aggregate of 25,260 shares of Central Common Stock under the 1988 Incentive Stock Option Plan of Texas Security Bancshares, Inc. The maximum number of shares of Central Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Central Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 2,648,637. All of the outstanding shares of capital stock of Central have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Central or any Central Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of

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Central or any Central Subsidiary. Since June 30, 1996 no shares of Central capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Central or any Central Subsidiary and, except as set forth on
Schedule 2(c), no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Central.

     (d)  Authorization.  Central has the corporate power and authority to enter
          -------------
into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Central and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Central. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Central as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Central enforceable against Central in accordance with their respective terms.

     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Central of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Central with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Central or any Central Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Central or any Central Subsidiary is a party or by which it may be bound, or to which Central or any Central Subsidiary or any of the properties or assets of Central or any Central Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Central, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Central or any Central Subsidiary or any of their respective properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and filings required to effect the Merger under Texas law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Central of the transactions contemplated by this Agreement and the Merger Agreement.

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

     (e)  Central Financial Statements.  The consolidated balance sheets of
          ----------------------------
Central and Central's Subsidiaries as of December 31, 1995 and 1994 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 1995, together with the notes thereto, certified by KMPG Peat Marwick LLP and included in Central's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Central 10-K") as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated statements of financial condition of Central and Central's Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the six (6) months then ended included in Central's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 as filed with the SEC (collectively, the "Central Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Central and Central's Subsidiaries at the dates and the consolidated results of operations and cash flows of Central and Central's Subsidiaries for the periods stated therein.

     (f)  Reports.  Since December 31, 1990, Central and each Central Subsidiary
          -------
has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Central Reports". As of their respective dates, the Central Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Central Reports have been made available to Norwest by Central.

     (g)  Properties and Leases.  Except as may be reflected in the Central
          ---------------------
Financial Statements and except for any lien for current taxes not yet delinquent, Central and each Central Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Central's consolidated balance sheet as of June 30, 1996 included in Central's Quarterly Report on Form 10-Q, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Central or any Central Subsidiary pursuant to which Central or such Central Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Central or such Central Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Central's and each Central Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h)  Taxes.  Each of Central and the Central Subsidiaries has filed all
          -----
federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Central and the Central Subsidiaries for the fiscal year ended December 31, [1992] and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on
Schedule 2(h), (i) neither Central nor any Central Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Central or any Central Subsidiary which has not been settled, resolved and fully satisfied. Each of Central and the Central Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of June 30, 1996, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Central and the Central Subsidiaries with respect to all periods through the date thereof.

     (i)  Absence of Certain Changes.  Since December 31, 1995 there has been no
          --------------------------
change in the business, financial condition or results of operations of Central or any Central Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Central and the Central Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     (j)  Commitments and Contracts.  Except as set forth on Schedule 2(j),
          -------------------------
neither Central nor any Central Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Central or such Central Subsidiary);

          (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

          (iii) any labor contract or agreement with any labor union;

          (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Central or any Central Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Central or any Central Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

          (vi) any lease with annual rental payments aggregating $10,000 or more; or

          (vii) any agreement or commitment with respect to the Community Reinvestment Act with any state or federal bank regulatory authority or any other party; or

          (viii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

     (k)  Litigation and Other Proceedings.  Central has furnished Norwest
          --------------------------------
copies of (i) all attorney responses to the request of the independent auditors for Central with respect to loss contingencies as of December 31, 1995 in connection with the Central financial statements included in the Central 10-K, and (ii) a written list of legal and regulatory proceedings filed against Central or any Central Subsidiary since said date. Neither Central nor any Central Subsidiary is a party to any pending or, to the best knowledge of Central, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Central and the Central Subsidiaries taken as a whole.

     (l)  Insurance.  Central and each Central Subsidiary maintains in effect
          ---------
the insurance described (including type of policy, premiums, limits, term, and the period during which each policy has been maintained) in Schedule 2(l) and has furnished true and correct copies of such policies to Norwest. All such policies are in full force and effect.

     (m)  Compliance with Laws.  Central and each Central Subsidiary has all
          --------------------
permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Central or such Central Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Central, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Central and each Central Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Central nor any Central Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Central or any Central Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Central and the Central Subsidiaries taken as a whole.

     (n)  Labor.  No work stoppage involving Central or any Central Subsidiary
          -----
is pending or, to the best knowledge of Central, threatened. Neither Central nor any Central Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Central or such Central Subsidiary. Employees of Central and the Central Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Material Interests of Certain Persons.  Except as set forth on
          -------------------------------------
Schedule 2(o), to the best knowledge of Central no officer or director of Central or any Central Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Central or any Central Subsidiary.

     Schedule 2(o) sets forth a correct and complete list of any loan from Central or any Central Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Central's or such Central Subsidiary's Board of Directors.

     (p)  Central Benefit Plans.
          ---------------------

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Central or any Central Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Central or any Central Subsidiary are those set forth on Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Central or the Central subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. Central knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

          (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Central, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of Central, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Central and the Central Subsidiaries taken as a whole.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Central or any Central Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q)  Proxy Statement, etc.  None of the information regarding Central and
          --------------------
the Central Subsidiaries supplied or to be supplied by Central for inclusion in
(i) a Registration Statement on Form S-4 to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of Central Common Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy statement to be mailed to Central's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Central and the Central Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (r)  Registration Obligations.  Except as set forth on Schedule 2(r),
          ------------------------
neither Central nor any Central Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s)  Brokers and Finders.  Except for Keefe, Bruyette & Woods, Inc.,
          -------------------
neither Central nor any Central Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Central or any Central Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (t)  Administration of Trust Accounts.  Central and each Central Subsidiary
          --------------------------------
has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Central and the Central Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Central, any Central Subsidiary, nor any director, officer or employee of Central or any Central Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Central and the Central Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u)  No Defaults.  Neither Central nor any Central Subsidiary is in
          -----------
default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Central and the Central Subsidiaries, taken as a whole. To the best of Central's knowledge, all parties with whom Central or any Central Subsidiary has material leases, agreements or contracts or who owe to Central or any Central Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Central Subsidiaries are in compliance therewith in all material respects.

     (v)  Environmental Liability.  There is no legal, administrative, or other
          -----------------------
proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on Central or any Central Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or to the best of Central's knowledge, threatened against Central or any Central Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon Central and Central's Subsidiaries taken as a whole; to the best of Central's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Central's knowledge neither Central nor any Central Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Central has provided Norwest with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each bank facility and each non-residential OREO property.

     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to Central as follows:

     (a)  Organization and Authority.  Norwest is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     (b)  Norwest Subsidiaries.  Schedule 3(b) sets forth a complete and correct
          --------------------
list as of December 31, 1995, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. (S) 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c)  Norwest Capitalization.  The authorized capital stock of Norwest
          ----------------------
consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on December 31, 1995, 1,127,125 shares of 10.24% Cumulative Preferred Stock at $100 stated value, 980,000 shares of Cumulative Tracking Preferred Stock, at $200 stated value, 12,984 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, and 24,572 shares of 1995 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on December 31, 1995, no shares were outstanding; and (iii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on December 31, 1995, 352,760,457 shares were outstanding and 5,571,696 shares were held in the treasury. All of the outstanding shares of capital stock of Norwest have been duly and validly authorized and issued and are fully paid and nonassessable.

     (d)  Authorization.  Norwest has the corporate power and authority to enter
          -------------
into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

     Neither the execution, delivery and performance by Norwest of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger under Texas law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

     (e)  Norwest Financial Statements.  The consolidated balance sheets of
          ----------------------------
Norwest and Norwest's subsidiaries as of December 31, 1995 and 1994 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1995, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's Annual Report on Form 10-K for the fiscal year ended

December 31, 1995 (the "Norwest 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the six (6) months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f)  Reports.  Since December 31, 1990, Norwest and each Norwest Subsidiary
          -------
has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g)  Properties and Leases.  Except as may be reflected in the Norwest
          ---------------------
Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Norwest's consolidated balance sheet as of June 30, 1996 included in Norwest's Quarterly Report on Form 10-Q, and all real and personal property acquired since such date, except such real and personal property has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h)  Taxes.  Each of Norwest and the Norwest Subsidiaries has filed all
          -----
material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

     (i)  Absence of Certain Changes.  Since December 31, 1995, there has been
          --------------------------
no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j)  Commitments and Contracts.  Except as set forth on Schedule 3(j), as
          -------------------------
of May 1, 1996 neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

          (i)  any labor contract or agreement with any labor union;

          (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

     (k)  Litigation and Other Proceedings.  Neither Norwest nor any Norwest
          --------------------------------
Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (l)  Insurance.  Norwest and each Norwest Subsidiary is presently insured
          ---------
or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m)  Compliance with Laws.  Norwest and each Norwest Subsidiary has all
          --------------------
permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (n)  Labor.  No work stoppage involving Norwest or any Norwest Subsidiary
          -----
is pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Norwest Benefit Plans.
          ---------------------

          (i) As of May 1, 1996, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA, DEFRA and REA for each of the Norwest Plans to which the qualification requirements of
     Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under
     Section 501(a) of the Code.

          (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan as of the end of the most recent Plan year, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

          (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

          (v) Except as set forth on Schedule 3(o), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

          (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (p)  Registration Statement, etc.  None of the information regarding
          ---------------------------
Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (q)  Brokers and Finders.  Neither Norwest nor any Norwest Subsidiary nor
          -------------------
any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (r)  No Defaults.  Neither Norwest nor any Norwest Subsidiary is in
          -----------
default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Norwest Subsidiaries are in compliance therewith in all material respects.

     (s)  Environmental Liability.  There is no legal, administrative, or other
          -----------------------
proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Norwest or any Norwest Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     (t)  Merger Co.  As of the Closing Date, Merger Co. will be a corporation
          ---------
duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business.

     (u)  Regulatory Approval. Norwest is aware of no circumstance, in existence
          -------------------
as of the date hereof, which would prevent the transactions contemplated by this Agreement and the Merger Agreement from being approved by the Federal Reserve Board.

     4. COVENANTS OF CENTRAL. Central covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Central, and each Central Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Norwest (which consent requirement shall be deemed to be waived as to any loan approval request to which Norwest has made no response by the end of the second business day following the day of receipt of the request by a representative designated by Norwest in writing) (A) make any extensions of credit aggregating in excess of $500,000 to a person or entity that is not a borrower as of the date hereof, or
(B) engage in any loan transaction or series of contemporaneous loan transactions involving an aggregate of more than $250,000 with any borrower who has aggregate extensions of credit in excess of $1,000,000 as of the date hereof; maintain proper business and accounting records in accordance with generally accepted principles, provided, however, that Central agrees to implement and to cause the Central Subsidiaries to implement Central's restructuring plan, as disclosed to Norwest as of the date hereof; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Central and each Central Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Central and the Central Subsidiaries taken as a whole; and permit Norwest and its representatives (including KPMG Peat Marwick LLP) upon prior notice to Central to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Central herein expressed.

     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Central and each Central subsidiary will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities, except that Central may issue shares of Central Common Stock upon the exercise of outstanding stock options described in Schedule 4(b); authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $50,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made in the ordinary course of business, in accordance with past practice; amend or terminate any Plan except as required by law; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except (i) between the date hereof and the record date for the regular cash dividend, if any, declared on Norwest Common Stock for the second quarter of 1997 ("Record Date"), the Board of Directors of Central may declare and pay, in accordance with past practice, dividends not to exceed an annualized rate of $0.40 per share of Central Common Stock, (ii) if the Effective Date of the Merger is after the Record Date, Central may declare and pay cash dividends on Central Common Stock in an amount not to exceed, in the aggregate, the amount which would have been received by the holders of 4,700,000 shares of Norwest Common Stock between such Record Date and the Effective Date of the Merger, provided, however, that the shareholders of Central shall be entitled to either a dividend on Central Common Stock or Norwest Common Stock, but not both, in the calendar quarter in which the Closing shall occur, and
(iii) any dividend declared by the Board of Directors of a Central Subsidiary in accordance with applicable law and regulation; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Central; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices (including bonus plans), provided, however, that Central may, in addition, accrue and pay bonuses and deferred compensation obligations in accordance with Schedule 4(b) attached hereto, and provided, further, however, that such bonus and deferred compensation amounts shall be calculated without regard to the effect of the accruals and reserves taken in accordance with paragraph 4(m) hereof; sell or otherwise dispose of any shares of the capital stock of any Central Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     (c) The Board of Directors of Central will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Central will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the Texas Business Corporation Act and other applicable law and regulation, and (ii) except to the extent that the Board of Directors of Central shall conclude in good faith, after taking into account the advice of counsel, that to do so would violate its fiduciary obligations under applicable law, (A) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (B) use its best efforts to solicit from its shareholders proxies in favor thereof.

     (d) Central will furnish or cause to be furnished to Norwest all the information concerning Central and its subsidiaries required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of KMPG Peat Marwick LLP to use such opinion in such Registration Statement.

     (e) Central will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Central to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

     (f) Central will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) Central will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to Central and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Central's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to Central, in the public domain, or later acquired by Central from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither Central, nor any Central Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or except to the extent that the Board of Directors of Central shall conclude in good faith, after taking into account the written advice of its outside counsel, that to fail to do so could reasonably be determined to violate its fiduciary obligations under applicable law, enter into any negotiations with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) except as otherwise permitted by paragraph 4(b) with respect to the Central Options, to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Central or any Central Subsidiary,
(ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of Central or any Central Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Central or any Central Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Central or any Central Subsidiary concerning any of the foregoing, Central or such Central Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

     (i) Central shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (j) Central and each Central Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Norwest, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger to facilitate the merger of such plans with Norwest plans without gaps in coverage for participants in the plans and without duplication of costs caused by the continuation of such plans after coverage is available under Norwest plans, and
(ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

     (k) Neither Central nor any Central Subsidiary shall take any action which with respect to Central would disqualify the Merger as a "pooling of interests" for accounting purposes.

     (l) Central shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Norwest by each executive officer, director or shareholder of

Central who may reasonably be deemed an "affiliate" of Central within the meaning of such term as used in Rule 145 under the Securities Act.

     (m) Central shall establish such additional accruals and reserves as may be necessary to conform Central's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Central's business following the Merger and, to the extent permitted by generally accepted accounting principles, to provide for the costs and expenses relating to the consummation by Central of the Merger and the other transactions contemplated by this Agreement.

     (n) Central shall obtain, at its sole expense, Phase I environmental assessments for each bank facility and each non-residential OREO property. Oral reports of such environmental assessments shall be delivered to Norwest no later than four (4) weeks and written reports shall be delivered to Norwest no later than eight (8) weeks from the date of this Agreement. Central shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Norwest on the basis of the results of such Phase I environmental assessments. Central shall obtain a survey and assessment of all potential asbestos containing material in owned or leased properties (other than OREO property) and a written report of the results shall be delivered to Norwest within four (4) weeks of execution of the definitive agreement.

     (o) Central shall obtain, at its sole expense, commitments for title insurance and boundary surveys for each bank facility which shall be delivered to Norwest no later than four (4) weeks from the date of this Agreement.

     5. COVENANTS OF NORWEST. Norwest covenants and agrees with Central as follows:

     (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to Central all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of Central, or in any statement or application made by Central to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of Central pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Central shareholders, at the time of the Central shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that
                                                        --------  -------
none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Central or any Central subsidiary for use in the Registration Statement or the Prospectus.

     (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of Central pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of Central pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

     (f) Norwest will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Central to obtain all such approvals and consents required by Central.

     (h) Norwest will hold in confidence all documents and information concerning Central and Central's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Central (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Central. If the transactions contemplated by this Agreement shall not be consummated, Norwest agrees that for a period of eighteen (18) months following termination of this Agreement Norwest will not directly solicit for employment any officer or employee of Central who was introduced to Norwest during its due diligence review of Central prior to the date hereof; provided, however, that nothing herein shall prohibit Norwest from interviewing or hiring any officer or employee of Central who responds to a general employment solicitation placed by or on behalf of Norwest in a publication of general circulation.

     (i) Norwest will file any documents or agreements required to be filed in connection with the Merger under the Texas Business Corporation Act.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (k) Norwest shall consult with Central as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (l) Norwest shall furnish Central with copies, prior to filing, of the nonconfidential portions of the applications referred to in paragraph 7(e) and shall give Central notice of receipt of the regulatory approvals referred to in paragraph 7(e).

     (m) Neither Norwest nor any Norwest Subsidiary shall take any action which with respect to Norwest would disqualify the Merger as a "pooling of interests" for accounting purposes. Norwest shall use its best efforts to obtain and deliver to Central, prior to the Effective Date of the Merger, signed representations from the directors and executive officers of Norwest to the effect that, except for de minimus dispositions which will not disqualify the Merger as a pooling of interests, they will not dispose of shares of Norwest or Central during the period commencing 30 days prior to the Effective Date and ending upon publication by Norwest of financial results including at least 30 days of combined operations of Central and Norwest.

     (n) For a period not exceeding fifteen days prior to the Closing Date, Norwest will permit Central and its representatives to examine its books, records and properties and interview officers, employees and agents of Norwest at all reasonable times when it is open for business. No such examination by Central or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Norwest herein expressed.

     (o) Norwest shall take such actions on its part as may be necessary to cause each Central Option outstanding immediately prior to the Effective Time of the Merger to become and represent an option to purchase (i) the number of shares of Norwest Common Stock (a "Substitute Option") determined by multiplying the number of shares of Central Common Stock subject to such Central Option by the Norwest Share Amount, at an exercise price per share of Norwest Common Stock equal to the exercise price per share of Central Common Stock divided by the Norwest Share Amount. After the Effective Time of the Merger, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Central Option immediately prior to the Effective Time of the Merger except that the exercise price per share of Norwest Common Stock shall be as provided above in this paragraph 5(o). The number of shares of Norwest Common Stock subject to each Substitute Option, as determined herein, shall be rounded to the nearest whole share. Norwest shall (i) register under the Securities Act on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) all shares of Norwest Common Stock issuable pursuant to the Substitute Options, (ii) cause such shares to be authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange, and (iii) reserve a sufficient number of such shares for issuance upon such exercise.

     (p) With respect to the indemnification of directors and officers and with respect to directors' and officers' insurance, Norwest agrees as follows:

          (i) Norwest shall ensure that all rights to indemnification and all limitations of liability existing in favor of any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, a director or officer of Central or any Central Subsidiary, (an "Indemnified Party" and, collectively, the "Indemnified Parties") in Central 's Articles of Incorporation or By-laws or similar governing documents of any Central Subsidiary, as applicable in the particular case and as in effect on the date hereof, shall, with respect to claims arising from (A) facts or events that occurred before the Effective Time of the Merger, or (B) this Agreement or any of the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger, survive the Merger and shall continue in full force and effect. Nothing contained in this paragraph 5(p)(i) shall be deemed to preclude the liquidation, consolidation or merger of Central or any Central Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the
                                                  --------  -------
     event of liquidation or sale of substantially all of the assets of Central, Norwest shall guarantee, to the extent of the net asset value of Central or any Central Subsidiary as of the Effective Date of the Merger, the indemnification obligations of Central or any Central Subsidiary to the extent of indemnification obligations of Central and the

     Central Subsidiaries described above. Notwithstanding anything to the contrary contained in this paragraph 5(p)(i), nothing contained herein shall require Norwest to indemnify any person who was a director or officer of Central or any Central Subsidiary to a greater extent than Central or any Central Subsidiary is, as of the date of this Agreement, required to indemnify any such person;

          (ii) any Indemnified Party wishing to claim indemnification under paragraph 5(p)(i), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Norwest thereof, but the failure to so notify shall not relieve Norwest of any liability it may have to such Indemnified Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time of the Merger), (A) Norwest shall have the right to assume the defense thereof and Norwest shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Norwest elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Norwest and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Norwest shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that
                                                   --------  -------
     Norwest shall be obligated pursuant to this subparagraph (ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and (B) such Indemnified Party shall cooperate in the defense of any such matter;

          (iii) for a period of three years after the Effective Time of the Merger, Norwest shall use its best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Central (provided that Norwest may substitute therefor policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time of the Merger; provided, however, that Norwest shall not be required
                         --------  -------
     to maintain the coverage for employees (other than directors and officers) which is currently included in the directors' and officers' liability policies maintained by Central; and provided, further, however, that in no
                                          ----------------------------
     event shall Norwest be obligated to expend, in order to maintain or provide insurance coverage pursuant to this paragraph 5(p)(iii), any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date hereof by Central for such insurance (the "Maximum Amount") and provided further that, prior to the Effective Time of the Merger, Central shall notify the appropriate directors' and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto, in accordance with terms and conditions of the applicable policies. If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Norwest shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount;

          (iv) if Norwest or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Norwest shall assume the obligations set forth in this paragraph 5(p); and

          (v) the provisions of this paragraph 5(p) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF CENTRAL. The obligation of Central to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by Central:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

     (c) Central shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Central required for approval of a plan of merger in accordance with the provisions of Central's Articles of Incorporation and the Texas Business Corporation Act.

     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (g) The shares of Norwest Common Stock to be delivered to the stockholders of Central pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

     (h) Central shall have received an opinion, dated the Closing Date, of counsel to Central, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of Central Common Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of Central will be the same as the basis of Central Common Stock exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Central will include the holding period of the Central Common Stock, provided such shares of Central Common Stock were held as a capital asset as of the Effective Time of the Merger.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (j) Prior to the mailing of the Proxy Statement referred to in paragraph 4(c), Central and the Board of Directors of Central shall have received an opinion of Keefe, Bruyette & Woods, Inc. addressed to Central and the Board of Directors of Central, and for their exclusive benefit, for inclusion in said Proxy Statement and dated effective as of the date of mailing of such Proxy Statement, based on such matters as of Keefe, Bruyette & Woods, Inc. deems appropriate or necessary, to the effect that the consideration to be received by stockholders of Central pursuant to the Merger is fair from a financial point of view. Central shall promptly provide a copy of such opinion to Norwest upon receipt.

     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Central and the Central Subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Central shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

     (c) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Central required for approval of a plan of merger in accordance with the provisions of Central's Articles of Incorporation and the Texas Business Corporation Act.

     (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Central, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

     (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Central or any Central Subsidiary that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest.

     (f) Central and each Central Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Central's or such subsidiary's business required for the consummation of the Merger, and Central and each Central Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (h) The Merger shall qualify as a "pooling of interests" for accounting purposes and Norwest shall have received from KPMG Peat Marwick LLP, as Central's auditors and at Central's expense, an opinion to that effect.

     (i) At any time since the date hereof the total number of shares of Central Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Central Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Norwest, shall not have exceeded [2,648,637].

     (j) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (k) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of Central a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Norwest, to the effect that:

          (i) the interim quarterly financial statements of Central included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Central;

          (ii) the amounts reported in the interim quarterly financial statements of Central agree with the general ledger of Central;

          (iii) the annual and quarterly financial statements of Central and the Central Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

          (iv) from the date of the most recent unaudited consolidated financial statements of Central and the Central Subsidiaries as may be included in the Registration Statement to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of Central and the Central Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of Central and the Central Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

          (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of Central and the Central Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of Central and the Central Subsidiaries and have found them to be in agreement with financial records and analyses prepared by Central included in the annual and quarterly financial statements, except as disclosed in such letters.

     (l) Central and the Central Subsidiaries considered as a whole shall not have sustained since December 31, 1995 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

     (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on Central or any Central Subsidiary of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon Central and its subsidiaries taken as a whole.

     (n) Since June 30, 1996, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business of Central and the Central Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates). No action taken by Central solely in order to comply with the requirements of paragraph 4(m) hereof shall be deemed to have a material adverse effect for purposes of this paragraph 7(n).

     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of Central or any Central Subsidiary as of the Effective Date of the Merger ("Central Employees") shall be eligible for participation in the employee welfare and retirement plans of Norwest, as in effect from time to time, as follows:

     (a) Employee Welfare Benefit Plans.  Each Central Employee shall be
         -------------------------------
eligible for participation in the employee welfare benefit plans of Norwest listed below subject to any eligibility requirements applicable to such plans (and not subject to pre-existing condition exclusions, except with respect to the Norwest Long Term Care Plan) and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger (provided, however, that it is Norwest's intent that the transition from the Central plans to the Norwest plans be facilitated without gaps in coverage to the participants and without duplication in costs to Norwest):

          Medical Plan
          Dental Plan
          Vision Plan
          Short Term Disability Plan
          Long Term Disability Plan
          Long Term Care Plan
          Flexible Benefits Plan
          Basic Group Life Insurance Plan
          Group Universal Life Insurance Plan
          Dependent Group Life Insurance Plan
          Business Travel Accident Insurance Plan
          Accidental Death and Dismemberment Plan
          Severance Pay Plan
          Vacation Program

For the purpose of determining each Central Employee's benefit for the year in which the Merger occurs under the Norwest vacation program, vacation taken by a Central Employee in the year in which the Merger occurs will be deducted from the total Norwest benefit. Central Employees shall receive credit for years of service to Central, the Central Subsidiaries and any predecessors of the Central Subsidiaries (to the extent credited under the vacation programs of Central and the Central Subsidiaries) for the purpose of determining benefits under the Norwest vacation program.

No Central Employee who is eligible to receive a separation payment, as described on Schedule 2(i)(c), shall be eligible to participate in the Norwest Severance Pay Plan. Central Employees who participate in the Norwest Severance Pay Plan shall receive credit for years of service to Central, the Central Subsidiaries and any predecessors of the Central Subsidiaries (to the extent credited under the severance programs of Central and the Central Subsidiaries) for the purpose of determining benefits under such plan.


     (b)  Employee Retirement Benefit Plans.
          ----------------------------------

Each Central Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to Central and the Central Subsidiaries for the purpose of satisfying any eligibility and vesting periods applicable to the SIP, to the extent credited under the respective employee retirement benefit plans of Central and the Central Subsidiaries), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each Central Employee shall be eligible for participation, subject to any applicable eligibility requirements (with full credit for years of past service to Central and the Central Subsidiaries, to the extent credited under the respective employee retirement benefit plans of Central and Central Subsidiaries, for the purpose of satisfying any applicable eligibility and vesting periods, but without credit for years of past service to Central and the Central Subsidiaries for purposes of benefit accruals), in the Norwest Pension Plan under the terms thereof and shall enter the Norwest Pension Plan no later than the first day of the calendar quarter which is at least 32 days after the Effective Date of the Merger.

     9.  TERMINATION OF AGREEMENT.

     (a)  This Agreement may be terminated at any time prior to the Time of
Filing:

          (i)  by mutual written consent of the parties hereto;

          (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated byMay 31, 1997 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

          (iii) by Central or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

          (iv) by Central, within five business days after the end of the Index Measurement Period (as defined in subparagraph (c)(ii) below),

               (A) if both of the following conditions are satisfied:

                    (1) the Norwest Measurement Price (as defined in
               subparagraph (c)(ii) below) is less than $34; and

                    (2) the number obtained by dividing the Norwest Measurement
               Price by the closing price of Norwest Common Stock on the trading day immediately preceding the date of this Agreement is less than the number obtained by dividing the Final Index Price (as defined in subparagraph (c) below) by the Initial Index Price (as defined in subparagraph (c) below) and subtracting 0.15 from such quotient; or

               (B) if the Norwest Average Price is less than $32. The "Norwest Average Price" is defined as the average of the closing prices of a share of Norwest Common Stock as reported on the consolidated tape of the New York Stock Exchange during the period of 15 trading days ending on the day immediately preceding the meeting of the shareholders of Central held to vote on this Agreement and the Merger Agreement.

          (v) by either Norwest or Central upon written notice to the other party if the Board of Directors of Central shall in good faith determine that a Takeover Proposal constitutes a Superior Proposal; provided, however, that Central shall not be permitted to terminate this Agreement pursuant to this paragraph (a)(v) unless (i) it has not breached any covenant contained in paragraph 4(h) and (ii) it delivers to Norwest simultaneously with such notice of termination the fee referred to in paragraph 9(d) below. As used in this Agreement; (i) "Takeover Proposal" means a bona fide proposal or offer by a person to make a tender or exchange offer, or to engage in a merger, consolidation or other business combination involving Central or to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, Central, and (ii) "Superior Proposal" means a bona fide proposal or offer made by a person to acquire Central pursuant to a tender or exchange offer, a merger, consolidation or other business combination or an acquisition of all or substantially all of the assets of Central and the Central Subsidiaries on terms which the Board of Directors of Central shall determine in good faith, after taking into account the advice of counsel, to be more favorable to Central and its shareholders than the transactions contemplated hereby.

          (vi) by Norwest upon written notice to Central if (A) the Board of Directors of Central fails to recommend, withdraws, or modifies in a manner materially adverse to Norwest, its approval or recommendation of this Agreement, or the transactions contemplated hereby, (B) after an agreement to engage in or the occurrence of an Acquisition Event (as defined below) or after a third party shall have made a proposal to Central or Central 's shareholders to engage in an Acquisition Event, the transactions contemplated hereby are not approved at the meeting of Central shareholders contemplated by paragraph 4(c), or (C) the meeting of Central shareholders contemplated by paragraph 4(c) is not held prior to June 30, 1997 and Central has failed to comply with its obligations under paragraph 4(c). "Acquisition Event" means any of the following: (i) a merger, consolidation or similar transaction involving Central, its intermediate bank holding company ("Holding Company"), its bank subsidiary (the "Bank") or any successor to Central, the Holding Company or the Bank, (ii) a purchase, lease or other acquisition in one or a series of related transactions of assets of Central or any of the Central Subsidiaries representing 25% or more of the consolidated assets of Central and the Central Subsidiaries or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction) in one or a series of related transactions of beneficial ownership of securities representing 25% or more of the voting power of Central or any Central Subsidiary in each case with or by a person or entity other than Norwest or an affiliate of Norwest.

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's wilful and material breach of the warranties and representations made by it, or wilful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     (c) For purposes of this paragraph 9:

          (i) The "Company Market Capitalization" shall mean (a) the price of one share of the common stock of a given company at the close of the trading day immediately preceding the date of this Agreement multiplied by
     (b) the number of shares of common stock of such company outstanding as of June 30, 1996 (adjusted for any stock dividend, reclassification, recapitalization, exchange of shares or similar transaction between June 30, 1996 and the close of the trading day immediately preceding the date of this Agreement).

          (ii) The "Index Group" shall mean all of those companies listed on Exhibit C the common stock of which is publicly traded and as to which there is, during the period of 20 trading days ending on the day immediately preceding the meeting of the shareholders of Central held to vote on this Agreement and the Merger Agreement (the "Index Measurement Period"), no pending publicly announced proposal for such company to be acquired, nor has there been any proposal by such company publicly announced subsequent to the day before the date of this Agreement to acquire another company in exchange for stock where, if the company to be acquired were to become a subsidiary of the acquiring company, the company to be acquired would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the SEC nor has there been any program publicly announced subsequent to the day before the date of this Agreement to repurchase 5% or more of the outstanding shares of such company's common stock. The "Norwest Measurement Price" is defined as the average of the closing prices of a share of Norwest Common Stock as reported on the consolidated tape of the New York Stock Exchange during the Index Measurement Period.

          (iii) The "Initial Index Price" shall mean the sum of the following, calculated for each of the companies in the Index Group: (a) the closing price per share of common stock of each such company on the trading day immediately preceding the date of this Agreement multiplied by (b) the Weighting Factor (as defined below) for each such company.

          (iv) The "Final Index Price" shall mean the sum of the following, calculated for each of the companies in the Index Group: (a) the Final Price for each such company multiplied by (b) the Weighting Factor (as defined below) for each such company.

          (v) The "Final Price" of any company in the Index Group shall mean the average of the daily closing prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the Index Measurement Period.

          (vi) The "Total Market Capitalization" shall mean the sum of the Company Market Capitalization for each of the companies in the Index Group.

          (vii) The "Weighting Factor" for any given company shall mean the Company Market Capitalization for such company divided by the Total Market Capitalization.

     If a Common Stock Adjustment occurs with respect to the shares of Norwest or any company in the Index Group between the date of this Agreement and the Central shareholder meeting date, the closing prices for the common stock of such company shall be appropriately and proportionately adjusted for the purposes of the definitions above so as to be comparable to what the price would have been if the record date of the Common Stock Adjustment had been immediately following the Effective Time of the Merger.

     (d) If this Agreement is terminated pursuant to paragraphs 9(a)(v) or 9(a)(vi), and if terminated pursuant to paragraph 9(a)(vi) and prior thereto or within 12 months after such termination:

          (i) Central, the Holding Company or the Bank or any successor to Central, the Holding Company or the Bank shall have entered into an agreement to engage in an Acquisition Event (as defined above) or an Acquisition Event shall have occurred; or

          (ii) the Board of Directors of Central shall have authorized or approved an Acquisition Event or shall have publicly announced an intention to authorize or approve or shall have recommended that the shareholders of Central approve or accept any Acquisition Event, then Central shall promptly, but in no event later than five business days after the first of such events shall have occurred, pay Norwest a fee equal to $3,500,000.

     (e) If this Agreement is terminated pursuant to this paragraph 9, Norwest shall immediately pay Central an amount equal to Central's actual expenses in connection with obtaining the environmental assessments, asbestos surveys, title commitments and boundary surveys required by paragraphs 4(n) and 4(o) hereof.

     10. EXPENSES. Except as otherwise provided in paragraph 9 hereof, all expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Central and Central Subsidiaries shall be borne by Central, and all such expenses incurred by Norwest shall be borne by Norwest.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          If to Norwest:

               Norwest Corporation
               Sixth and Marquette
               Minneapolis, Minnesota  55479-1026
               Attention:  Secretary

          If to Central:

               Central Bancorporation, Inc.
               777 West Rosedale
               Fort Worth, TX 76104
               Attention: J. Andy Thompson, Chairman & CEO

          With a copy to:

               Jenkens & Gilchrist, P.C.
               1445 Ross Avenue, Suite 3200
               Dallas, TX 75202-2799
               Attention:  Charles E. Greef, Esq.

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Central shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NORWEST CORPORATION             CENTRAL BANCORPORATION, INC.


By: /s/ KEN MURRAY              By: /s/ J. ANDY THOMPSON
   --------------------------      --------------------------
Its: Executive Vice President   Its: Chairman, Chief Executive Officer
    -------------------------       ----------------------------------

List of exhibits and schedules to Agreement and Plan of Reorganization by and between Norwest Corporation and Central Bancorporation, Inc. dated as of September 16, 1996, which are not filed herewith:

       EXHIBIT      DESCRIPTION
       -------      -----------
        A           Agreement and Plan of Merger
        B           Sample Letter sent to Affiliates
        C           List of Correspondent Banks

       SCHEDULE     DESCRIPTION
       --------     -----------
        2(b)        Subsidiary Information
        2(c)        Stock Options
        2(d)        Amended and restated loan agreement with The Frost
                    National Bank, San Antonio, Texas
        2(g)        Real and Personal Property Leases
        2(h)        Taxes
        2(j)        Commitments and Contracts
        2(j) (v)    Schedule of Contracts & Agreements
        2(L)        Insurance Coverage
        2(m)        Compliance with laws
        2(o)        List of Loans to Insiders
        2(p)        Employee Benefit Plans
        4(m)        Bonuses and Deferred Compensation
        3(b)        Norwest Significant Subsidiaries
        3(h)        Norwest Tax Liabilities
        3(j)        Norwest Commitments & Contracts
        3(o)(i)     Norwest Benifit Plans
        3(o)(ii)    Norwest Benifit Plans
        3(o)(iv)    Norwest Benifit Plans
        3(o)(v)     Norwest Benifit Plans

The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.